PROXY STATEMENT PURSUANT TO
              SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                  EDUVERSE.COM
                            -------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:________.
     (2)  Aggregate number of securities to which transaction applies:________.
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):_______.
     (4)  Proposed maximum aggregate value of transaction:_____.
     (5)  Total fee paid:_____.
[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
     Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
     (1)  Amount previously paid:______
     (2)  Form, Schedule or Registration Statement No.:______.
     (3)  Filing Party:
     (4)  Date Filed:

                                  EDUVERSE.COM
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD JUNE 1, 2001

     Notice is hereby given that a Special Meeting of the Shareholders (the "Meeting") of Eduverse.Com, a Nevada corporation (the "Company") will be held at 2:00 p.m. on June 1, 2001, at 435 Martin Street, Suite 2000, Blaine, Washington 98320, and any adjournments or postponements thereof (the "Special Meeting") for the following purposes:

     1. To approve the sale of substantially all of the assets, which would include approval of a share purchase agreement dated March 2, 2001 between the Company and Syncro-Data Systems, Ltd. ("Syncro-Data") dated March 2, 2001 (the "Share Purchase Agreement"). The Share Purchase Agreement provides for the sale by the Company to Syncro-Data of all of the issued and outstanding shares of common stock of Eduverse Dot Com, Inc., the Company's wholly-owned subsidiary ("Eduverse") held by the Company.

     2. To authorize the Board of Directors to effect a reverse stock split of fifty-for-one (the "Reverse Stock Split") of the Company's outstanding Common Stock, depending upon a determination by the Board of Directors that a Reverse Stock Split is in the best interests of the Company and its Shareholders with such post-split shares of Common Stock being referred to herein as the "New Common Stock";

     3. To adopt an amendment (the "Amendment") to the Company's Articles of Incorporation, as amended (the "Articles"), which would effect the Reverse Stock Split, without having any effect upon the authorized and unissued shares of Common Stock;

     4. To elect the following two (2) persons to serve as directors of the Company until their successor shall have been elected and qualified:
          Grant Atkins and Herb Ackerman;

     5. To ratify the selection of LaBonte & Co. as the independent public accountants of the Company for the fiscal year ending December 31, 2001; and

     6. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

     Only Shareholders of record at the close of business on April 16, 2001 shall be entitled to notice of and to vote at the Meeting or any adjournments thereof. All Shareholders are cordially invited to attend the Meeting in person.

                                         By Order of the Board of Directors

                                         Grant Atkins, President

April 26, 2001
Blaine, Washington

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.


                                  EDUVERSE.COM
                          435 Martin Street, Suite 2000
                            Blaine, Washington 98320

                                 PROXY STATEMENT
                                      Dated
                                 April 26, 2001

                         SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 1, 2001

                                     GENERAL

     This Proxy Statement is being furnished to the Shareholders of Eduverse.Com, a Nevada corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders (the "Shareholders") of outstanding shares of common stock, $0.001 par value, of the Company (the "Common Stock"), for use at the Special Meeting of the Shareholders to be held at 2:00 P.M. on June 1, 2001, at 435 Martin Street, Suite 2000, Blaine, Washington 98320, and any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement, Notice of Special Meeting of Shareholders and the accompanying Proxy Card are first being mailed to shareholders on or about May 10, 2001.

                       VOTING SECURITIES AND VOTE REQUIRED

     Only Shareholders of record at the close of business on April 16, 2001, (the "Record Date") are entitled to notice of and to vote the shares of Common Stock, $0.001 par value, of the Company held by them on such date at the Meeting or any and all adjournments thereof. As of the Record Date, 37,505,434 shares of Common Stock were outstanding. There was no other class of voting securities outstanding at that date.

     Each share of Common Stock held by a Shareholder entitles such Shareholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

     The presence, in person or by proxy, of the holders of fifty-two percent (52%) of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, (i) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to approve the Share Purchase Agreement; (ii) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to authorize the Board of Directors to effect the Reverse Stock Split;
(iii) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to approve the amendment to the Company's Articles of Incorporation to effect the Reverse Stock Split; (iv) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to approve the election of Grant Atkins and Herb Ackerman as the directors of the Company; and (v) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to ratify the selection of LaBonte & Co. as the independent public accountants of the Company for the fiscal year ending December 31, 2001.

     Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business; however, abstentions will have the effect of a negative vote on the proposals being submitted. Abstentions may be specified on all proposals. A broker "non-vote" will have no effect on the outcome of any of the proposals.

     If the accompanying proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy will vote "FOR" the approval of the Share Purchase Agreement, "FOR" approval of the Reverse Stock Split, "FOR" approval of the amendment to the Articles of Incorporation, "FOR" approval of the nominated individuals to the board of directors, and "FOR" approval of ratification of LaBonte & Co. as the independent public accountants of the Company, and as recommended by the Board of Directors with regard to any other matters or if no such recommendation is given, in their own discretion. Each Proxy granted by a Shareholder may be revoked by such Shareholder at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall be been cast pursuant to the authority conferred by such Proxy.

     The cost of soliciting these Proxies, consisting of the printing, handling, and mailing of the Proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy materials to the beneficial owners of the shares of Common Stock, will be paid by the Company.

     In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit Proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date concerning: (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's executive officers, directors and key employees; and (iii) all executive officers and directors as a group. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days is treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown.

                                                   SHARES BENEFICIALLY OWNED
NAME                               POSITION    AMOUNT AND NATURE OF   PERCENT OF
                                               BENEFICIAL OWNERSHIP   OWNERSHIP
--------------------------------------------------------------------------------
                                                             (1)(2)
Investor Communications           Shareholder      15,230,000           40.61%
 International, Inc.
435 Martin Street
Suite 2000
Blaine, Washington 98230
                                                             (1)(3)
Marc Crimeni                      Shareholder       5,190,864           13.85%
1235 West Pender Street
Vancouver, British Columbia
Canada V6E 2V1
                                                             (1)(4)(5)
Vaughn Barbon                     Shareholder       1,638,953            4.37%
1235 West Pender Street
Vancouver, British Columbia
Canada V6E 2V1
                                                             (1)
Mark E. Bruk                      Shareholder       3,583,186            9.55%
1235 West Pender Street
Vancouver, British Columbia
Canada V6E 2V1
                                                             (1)
Syncro-Data Systems, Ltd.         Shareholder       2,000,000            5.33%
2621 Uplands Court
Coquitlam, British Columbia
Canada V3E 2N9

All current officers and directors                          0               0%
 as a group (2 persons)
--------------------------------------------------------------------------------
(1)
  These are restricted shares of Common Stock.
(2)
   The Company and Investor Communications International, Inc. ("ICI") entered into a consulting services and management agreement dated October 9, 2000 (the "Consulting Agreement") whereby ICI will perform a wide range of management, administrative, financial, marketing and public company services including, but not limited to, the following: (i) international business relations and strategy development, (ii) investor relations and shareholder liaison, (iii) corporate public relations, press release and public information distribution, (iv) property exploration management, including administration of metallurgical development, metallurgical liaison, BLM liaison, engineering company liaison, drilling administration, geologist liaison, mapping, survey and catalogue, geostatistical liaison, environmental research, geological reports compilation and due diligence efforts, (v) administration, including auditor and legal liaison, media liaison, corporate minutebook maintenance and record keeping, corporate secretarial services, printing and production, office and general duties, and (vi) financial and business planning services, including capital and operating budgeting, banking, bookkeeping, documentation, database records, preparation of financial statements and creation of annual reports.
(3)
  Includes the assumption of the exercise of options pursuant to the terms of the 1998 Plan to purchase an aggregate of 100,000 shares of restricted Common Stock at $0.51 per share.
(4)
  Includes the assumption of the exercise of options pursuant to the terms of the 1998 Plan to purchase an aggregate of 620,000 shares of restricted Common Stock as follows: (a) 120,000 options at $0.51 per share, and (b) 500,000 options at $0.30 per share.
(5)
  On approximately April 26, 2001, pursuant to a private transaction not involving a public sale, Vaughn Barbon sold 2,000,000 shares of restricted Common Stock to Syncro-Data Systems, Ltd. at a price of $0.01 per share for an aggregate consideration of approximately $20,000. On April 26, 2001, Mr. Barbon held of record 3,638,953 shares of restricted Common Stock. The 2,000,000 shares of Common Stock acquired by Syncro-Data are restricted securities. Syncro-Data executed a document in which Syncro-Data acknowledged that the securities had not been registered under the Securities Act of 1933, as amended, that it understood the economic risk of an investment in the securities, and that it had the opportunity to ask questions of and receive answers from the Company's management concerning any and all matters related to the acquisition of securities. No underwriter was involved in the transaction, and no commissions or other remuneration were paid in connection with the sale and purchase of the securities.

                             EXECUTIVE COMPENSATION

     During fiscal year 1999, Mark Bruk entered into an employment agreement. The employment agreement entered into with Mark Bruk provided for an annual salary of $60,000. During fiscal year 2000, the Company accrued $54,400 in salary and paid $54,400 to Mark Bruk as compensation pursuant to the employment agreement. As of October 5, 2000, the employment agreement with Mark Bruk was terminated in accordance with its provisions. See "Summary Compensation Table" below.

     On April 3, 1999, Marc Crimeni, Robert Harris, Jeffrey Mah and Lorne Reicher, respectively, entered into employment agreements. The respective employment agreements entered into with Messrs. Crimeni, Harris, Mah and Reicher provided for annual salaries of $60,000, $32,000, $72,000 and $60,000, respectively, for each individual. During fiscal year 2000, the Company accrued an aggregate of $224,000 in salaries and paid an aggregate of $152,000 to the individuals named above as compensation pursuant to the respective employment agreements. As of the date of this Statement, all of the employment agreements with the respective individuals have been terminated in accordance with their provisions due to the proposed sale of Eduverse. See "Summary Compensation Table" below.

     On October 9, 2000, the Company entered into a management service agreement with ICI. The management service agreement provides that the Company will make monthly payments to ICI in the amount of $75,000 for services rendered. ICI provides a wide range of management, financial and administrative services to the Company. Grant Atkins may derive remuneration from the Company indirectly through ICI. As of fiscal year ended December 31, 2000, the Company accrued approximately $235,000 and paid approximately $-0- to ICI for services rendered. On March 14, 2001, the Company entered into a settlement agreement with ICI pursuant to which ICI agreed to settle the aggregate debt of $456,896.55 due and owing by the Company and accept the issuance of 15,230,000 shares of restricted Common Stock at $0.03 per share.

     As of the date of this Statement, all executive officers and directors of the Company are reimbursed for any out-of-pocket expenses incurred by them on behalf of the Company. Any executive compensation is subject to change concurrent with the Company requirements.

     Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities to the Company in the three fiscal years ended December 31st, of the Company's prior directors and officers and the Company's current directors and officers.

                                                                    LONG TERM
                                  ANNUAL COMPENSATION             COMPENSATION
                       ---------------------------------------------------------
                                                      Other        Securities
Name and               Fiscal                         Annual       Underlying
Principal Position      Year   Salary     Bonus    Compensation      Options
--------------------------------------------------------------------------------
                                     (1)
Mark E. Bruk            1998  $40,000       0           0               0
Pres./Treasurer         1999   65,000       0           0               0
and Director            2000   54,400       0           0               0

                                     (1)                                    (3)
Marc Crimeni            1998  $37,000       0           0            100,000
President/Treasurer     1999   60,000       0           0               0
and Director            2000   60,770       0           0               0

                                     (1)                                    (3)
Robert Harris           1998  $12,000       0           0             75,000
Secretary and Director  1999   24,000       0           0               0
                        2000   28,700       0           0               0

                                                                            (3)
Peter O'Donnell         1998     0          0           0             25,000
Director                1999     0          0           0               0
                        2000     0          0           0               0

                                     (1)                                    (3)
Jeffrey Mah             1998  $25,000       0           0            175,000
Chief Tech. Officer     1999   72,000       0           0               0
                        2000   69,885       0           0               0

                                     (1)                                    (3)
Lorne Reicher           1998     0          0           0            100,000
V.President Operations  1999  $40,000       0           0               0
                        2000   41,300       0           0               0

Gary Powers             2000     0          0           0               0
Director

                                     (2)
Grant Atkins            2000     0          0           0               0
President, Secretary,
Treasurer and Director
-------------------------------------

(1)
  Received pursuant to contractual provisions of respective employment agreements.
(2)
  Grant Atkins may indirectly receive compensation from the Company through the contractual relationship between the Company and ICI.
(3)
  Represents stock options to purchase an aggregate of 100,000 shares, 75,000 shares, 25,000 shares, 175,000 shares and 100,000 shares, respectively, at an exercise price of $0.51 per share. As of the date of this Statement, none of the options have been exercised by Messrs. Crimeni, Harris, O'Donnell, Mah or Reicher. See "Compensation Pursuant to Plans".

                         COMPENSATION PURSUANT TO PLANS

     During fiscal years ended 1999 and 2000, the Board of Directors of IGCO authorized the grant of stock options to certain officers, directors and significant consultants as reflected below in the "Aggregated Options/SAR Exercises and Fiscal Year-End Options/SAR Value Table". As of the date of this Statement, all stock option plans have been cancelled in accordance with their respective terms and provisions.

     1998 Stock Option Plan. During 1998, the Board of Directors and shareholders of the Company adopted the 1998 Stock Option Plan (the "1998 Plan") pursuant to which the Company reserved 1,500,000 shares of Common Stock. On June 30, 1999, the Board of Directors amended the 1998 Plan to increase the maximum number of shares of Common Stock reserved for issuance from 1,500,000 to 2,500,000. The 1998 Plan is administered by the Board of Directors or by a committee thereof (the "Plan Administrator") and provides that options may be granted to employees and officers of the Company or any of its subsidiaries and to directors of the Company who are employees of the Company or any of its subsidiaries, based on the eligibility criteria set out in the 1998 Plan. The 1998 Plan authorizes the grant of "incentive stock options" as defined in
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and "non-qualified" stock options. The options issued under the Stock Option Plan are exercisable at a price fixed by the Plan Administrator, in its sole discretion, subject to specific requirements relating to incentive stock options under the Code. Non-qualified and incentive stock options generally expire ten years from the grant date, except non-qualified and incentive stock options which are granted to a person owning more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company expire after five years from the grant date. Except as noted below, options granted generally vest in equal amounts at 2% per month.

     As of the date of this Statement, the 1998 Plan has been terminated in accordance with its provisions.

     1998 Directors' Stock Option Plan. During 1998, the Board of Directors and stockholders of the Company adopted the 1998 Directors' Stock Option Plan (the "1998 Directors Plan"). The maximum number of shares reserved for issuance under the 1998 Directors Plan are 150,000 shares. The 1998 Directors Plan is administered by the Board of Directors or by a committee thereof (the "Plan Administrator") and provides that options may be granted to Directors of the Company who are not employees of the Company. Under the 1998 Directors Plan, options may be exercised at a price not less than the fair market value of the Company's common stock on the date of grant, which is deemed to be the closing price of the Company's shares on NASD Over-The-Counter Bulletin Board Market on the date of grant. Options are granted under the 1998 Directors Plan to eligible Directors in accordance with the following formula:

     1. Upon initial election or appointment to the Board of Directors each director is entitled to receive an option to purchase up to 25,000 share of the Company's common stock.

     2. Upon re-election to the Board of Directors each director is entitled to receive and option to purchase up to 8,000 shares of the Company's common stock.

     In the event a director serves only a partial term before re-election, the number of options to purchase shares granted upon their re-election is prorated to reflect the amount of time served as a director. Options typically vest 2% each month and expire 10 years from the date of grant.

     As of the date of this Statement, the 1998 Directors Plan has been terminated in accordance with its provisions.

     During fiscal years 1998, 1999 and 2000, under both the 1998 Plan and the 1998 Directors' Plan, the granting of an aggregate of 2,650,000 options at an exercise price ranging from $0.38 to $0.67 per share had been authorized by the Board of Directors. On approximately August 6, 2000, the Board of Directors authorized the re-pricing of certain options at an exercise price of $0.51 per share. As of the date of this Statement, no options have been exercised and a total of 2,650,000 options remain issued and outstanding.

     1998 Employee Stock Purchase Plan. During 1998, the Company also established a share compensation arrangement for its employees known as the 1998 Employee Stock Purchase Plan (the "1998 Employee Purchase Plan"). The 1998 Employee Purchase Plan became effective as of June 3, 1998 and will terminate on the earlier of June 3, 2008, the date on which all authorized shares under the 1998 Employee Purchase Plan are distributed or on a date determined by the Board of Directors. The 1998 Employee Purchase Plan is administered by the Board of Directors or committee thereof (the "Plan Administrator"). Under the terms of the 1998 Employee Purchase Plan, the aggregate number of shares that may be issued pursuant to the plan is 500,000.

     The 1998 Employee Purchase Plan provides that each full-time employee (subject to certain limited exceptions) of the Company may purchase shares of the Company's common stock by payroll deduction up to an amount equal to the lesser of (1) the maximum number of shares set by the Plan Administrator, or (2) 200% of the number of shares determined by dividing the dollar amount in such employee's payroll deduction account by 85% of the closing bid price on the NASD OTC Bulletin Board on the day previous to the purchase. The number of shares which an employee may purchase during any given offering period is determined by dividing the amount accumulated in such employee's payroll deduction account during the offering period by the lower of (1) eighty-five percent of the fair market value of a share of the Company's common stock on the first day of the offering period, or (2) eighty-five percent of the fair market value of the Company's common stock on the purchase date.

     During fiscal year 2000, the Company granted an aggregate of 122,500 stock options to employees/consultants below the market price of the underlying stock on the date of grant. Of these stock options granted, 75,000 are subject to vesting at 10% per month commencing June 1, 2000. As of the date of this Annual Report, no options have been exercised and a total of 122,500 options remain issued and outstanding. Compensation expense in the amount of $35,420 relating to the options vested during fiscal year 1999 in connection with these grants has been recorded at $6,120. As of the date of this Statement, the 1998 Purchase Plan has been terminated in accordance with its provisions.

Aggregated Options/SAR Exercises and Fiscal Year-End Options/SAR Value Table for the 1998 Stock Option Plan and the 1998 Directors' Stock Option Plan.

--------------------------------------------------------------------------------
Name         Number of Shares Granted   Date of Grant  Exercise Price   Date of
             Under 1998 Plan or 1998                                  Expiration
                 Directors' Plan
--------------------------------------------------------------------------------
Robert Harris        75,000                12/09/98         $0.51      02/09/03

Mark Crimeni        100,000                06/03/98         $0.51      08/03/02

Jeffrey Mah         175,000                07/31/98         $0.51      09/30/02

Lorne Reicher       100,000                12/09/98         $0.51      02/09/03

Peter O'Donnell      25,000                12/09/98         $0.51      02/09/03
-------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

     As of the date of this Statement, the Company has not entered into any contractual arrangements with related parties other than those transactions relating to the contractual arrangements with ICI and those resulting primarily from advances made by related parties to the Company and subsequent issuance of notes. Mr. Atkins is a director and the president of the Company, and is a member of the management team provided by ICI.

     There were no other transactions or series of transactions for the fiscal year ended December 31, 2001 nor are there any currently proposed transactions, or series of the same to which the Company is a party, in which the amount involved exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officer, nominee, five percent shareholder or any member of the immediate family of the foregoing persons, have or will have a direct or indirect material interest.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2000.


                                 AUDIT COMMITTEE

     As of the date of this Statement, the Company has not appointed members to an audit committee and, therefore, the respective role of an audit committee has been conducted by the board of directors of the Company. When established, the audit committee's primary function will be to provide advice with respect to the Company's financial matters and to assist the board of directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The audit committee's primary duties and responsibilities will be to: (i) serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; (ii) review and appraise the audit efforts of the Company's independent accountants; (iii) evaluate the Company's quarterly financial performance as well as its compliance with laws and regulations; (iv) oversee management's establishment and enforcement of financial policies and business practices; and (v) provide an open avenue of communication among the independent accountants, management and the board of directors.

     The board of directors has considered whether the regulatory provision of non-audit services is compatible with maintaining the principal independent accountant's independence.

     Audit Fees. As of the date of this Statement, the Company has incurred approximately $15,000 as fees billed by its principal independent accountant for professional services rendered in connection with preparation of the Company's audited financial statements for fiscal year ended December 31, 2000. For fiscal year ended December 31, 2000, the Company incurred approximately $4,800 as fees billed by its principal independent accountant for all other non-audit services (including reviews of the Company's quarterly financial statements).

                                   PROPOSAL 1
                              APPROVAL OF THE SHARE
                               PURCHASE AGREEMENT

     Shareholders will be asked to approve the sale of substantially all of the assets of the Company through the sale of the business and certain assets of the Company's wholly-owned subsidiary, Eduverse Dot Com, Inc. ("Eduverse") pursuant to the terms and conditions of the share purchase agreement dated March 2, 2001 (the "Share Purchase Agreement") between the Company and Syncro-Data Systems, Ltd. ("Syncro-Data"), a corporation organized under the laws of British Columbia (the "Proposed Transaction"), a copy of which is attached as Exhibit A.

     The Proposed Transaction. The Proposed Transaction pursuant to the Share Purchase Agreement provides for the sale by the Company to Syncro-Data of all of the issued and outstanding shares of common stock of Eduverse held by the Company. The Share Purchase Agreement further provides that (i) Syncro-Data has paid the ongoing expenses of Eduverse to date in the approximate amount of $50,000; (ii) Syncro-Data has agreed to recognize certain liabilities of Eduverse, including an account payable to Ernst & Young in the amount of approximately $74,000; and (iii) Eduverse will retain all of its right, title and interest in and to certain intellectual property rights and other property, including accounts receivable, contract revenue and outstanding cash in the approximate amount of $900.00. The intellectual property rights retained by Eduverse generally means any and all proprietary rights used or owned by Eduverse regarding its software, whether registered or not, provided under (i) patent law, (ii) copyright law, (iii) trademark and tradename law, (iv) design patent, distinguishing guises or industrial design law, and (v) semi-conductor chip or mask work law.

     The Share Purchase Agreement contains various customary representations and warranties made by the Company and Syncro-Data. These include, among other things, representations and warranties relating to (i) the execution and enforceability of the Share Purchase Agreement, (ii) the financial statements and other financial and related information, (iii) the absence of certain undisclosed liabilities, (iv) the absence of undisclosed material changes relating to Eduverse, (v) matters regarding intellectual property rights, and
(vi) title to and absence of liens on certain assets.

     The Company and Syncro-Data have agreed to close the Proposed Transaction at the earlier of June 30, 2001 or after the special meeting of shareholders where such approval is required to authorize and complete the Proposed Transaction.

     Effect of Sale of Assets on the Company. Following the consummation of the Proposed Transaction, the Company expects to have no substantial assets, after taking into account its fixed assets and accounts receivable. There can be no assurance that any further assets will be realized. Following the consummation of the Proposed Transaction, the Company expects to have approximately $200,000 in liabilities, after taking into account its accounts payable and accrued liabilities.

     The Company has not yet decided its future direction, which would depend upon the success of its research and identification of prospective new business endeavors and opportunities. This research may result in the Company entering into business operations that are not in the educational software industry.

     During fiscal year 2000, Messrs. Bruk, Crimeni, Harris, O'Donnell, Mah and Reicher resigned their respective positions as officers and/or directors of the Company. The employment agreements entered into with the respective officer were all terminated in accordance with their respective provisions. Messrs. Powers and Atkins have acted as directors and officers of the Company and believe that they will be able to devote sufficient time to meet the Company's needs in the foreseeable future.

     As the Proposed Transaction involves the sale of assets of the Company for cash, the shareholders of the Company will retain their equity interests in the Company following the consummation of the Proposed Transaction.

     Background of Sale of Assets; Fairness of Transaction; Recommendation of Board of Directors. The Board of Directors agreed to enter into the Share Purchase Agreement principally because of its belief that the Company's financial condition was declining as a result of past marketing decisions and lack of revenues to be generated from advertising fees, and the Proposed Transaction offered the best alternative for the Company. In reaching its determination, the Board of Directors reviewed the terms of the Share Purchase Agreement and related agreements, as well as the possible future direction of the Company. The principal factor considered by the Board of Directors was the belief that the Company's financial condition was declining as a result of past marketing decisions and lack of generation of revenues from advertising fees, and the inability of the Company to borrow funds that would be required for its working capital and capital expenditures at its planned level of sales for the remainder of 2001.

     The Board of Directors also took into account, among other factors, the various other possible sale or merger transactions, and the following additional factors:

     1. The terms of the Share Purchase Agreement, including (a) that Syncro-Data agreed to recognize certain obligations and liabilities of Eduverse, and (b) the payment of Eduverse's ongoing expenses by Syncro-Data in the approximate amount of $50,000.

     2. The financial risks of the Proposed Transaction not taking place because of the necessity for a significant reduction in employees and the need to work out contractual arrangements, and the risk that there would be no opportunity to successfully raise additional capital either through private sales or from advances.

     3. An analysis of the financial effects on the Company of the Proposed Transaction being completed. In this regard, the Board of Directors took into account the Consolidated Financial Statements, included as exhibit C in this Proxy Statement, which showed that for the fiscal year ended December 31, 2000, the effect of the Proposed Transaction may reduce the net loss of the Company.

     4. The recent market prices for the Common Stock of the Company.

     5. The ongoing operating losses of the Company and the substantial legal, accounting and other costs that would be incurred if the Company were to continue its business operations.

     Based on the foregoing, the Board of Directors believed that the sale of assets through the Share Purchase Agreement at this time pursuant to the Proposed Transaction would be fair to and in the best interests of the Company and its shareholders. In view of the wide variety of factors considered in connection with its evaluation of the Share Purchase Agreement, the Board of Directors sis not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

     The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of the Share Purchase Agreement.

     Conditions to Closing of Proposed Transaction. The obligations of the Company to consummate the Proposed Transaction pursuant to the Share Purchase Agreement are subject to certain conditions, which conditions include, among other things, approval by the Company's shareholders.

     Termination. The Share Purchase Agreement may be terminated and the Proposed Transaction may be abandoned (i) by either party by notice if the closing date shall not have occurred on or before June 30, 2001, or (ii) by the Company if its Board of Directors withdraws its recommendation of the Proposed Transaction in the event the shareholders of the Company do not approve the Share Purchase Agreement.

     No Dissenting Shareholder Rights. There are no dissenting shareholder rights provided either pursuant to statutory provisions or pursuant to the Company's Articles of Incorporation or Bylaws.

     Federal Income Tax Consequence of the Proposed Transaction. The Proposed Transaction will be a taxable transaction to the Company resulting in a net loss for tax purposes measured by the difference between the amount realized on the sale of the assets and the Company's tax basis in the assets. Shareholders of the Company will experience no direct federal income tax consequences as a result of the Proposed Transaction.

     The foregoing constitutes only a general description of the federal income tax consequences.

Board Recommendation
--------------------

     The Board recommends a vote FOR the approval of the sale of substantially all of the assets of the Company pursuant to the Share Purchase Agrement, attached hereto as Exhibit A.


                                   PROPOSAL 2
                          PROPOSED REVERSE STOCK SPLIT

     The Board of Directors has authorized, subject to Shareholder approval, a Reverse Stock Split of one-for-fifty of the Company's outstanding Common Stock that may be effected by the Board depending on market conditions. The intent of the Reverse Stock Split is to increase the marketability and liquidity of the Common Stock.

     If the Reverse Stock Split is approved by the Shareholders at the Special Meeting, it will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and the Shareholders. In the Board's judgment, the Reverse Stock Split would result in the greatest marketability and liquidity of the Common Stock, based upon prevailing market conditions, the proposed public offering described below, on the likely effect on the market price of the Common Stock and other relevant factors.

     If approved by the Shareholders, the Reverse Stock Split will become effective on any date (the "Effective Date") selected by the Board of Directors on or prior to June 30, 2001, upon filing the appropriate amendment to the Company's Articles of Incorporation with the Nevada Secretary of State. If no Reverse Stock Split is effected by such date, the Board of Directors will take action to abandon the Reverse Stock Split without further Shareholder action. The procedures for consummation of the Reverse Stock Split are attached hereto as Exhibit B.

Purposes And Effects Of The Reverse Stock Split
-----------------------------------------------

     The Common Stock is listed for trading on the OTC Bulletin Board under the symbol EDUV. On the Record Date, the reported closing price of the Common Stock on the OTC Bulletin Board was $0.02 per share. The Company intends to use its best efforts in the future to cause its shares of Common Stock to be approved for trading on the Nasdaq SmallCap Market (the "SmallCap Market"). The Company currently does not qualify for admission to the SmallCap Market because its per-share price of $0.02 (as of the close of trading on April 16, 2001) is below the $3.00 level required for admission to the SmallCap Market. Further, the Company's net tangible assets and shareholders' equity are below the minimum requirements of $4,000,000 and $2,000,000, respectively, for inclusion on the SmallCap Market. Management believes that, based on possible future generation of revenues and offerings of Common Stock, the Company may eventually meet the net tangible assets requirement imposed by the SmallCap Market and the shareholder equity requirement imposed by the SmallCap Market. Management intends to effect a Reverse Stock Split at a level of fifty-to-one which it believes is sufficient to enable the Company in the future to meet such requirements for admission into the SmallCap Market. The Board of Directors believes that a Reverse Stock Split will result in attaining both of its goals of achieving a per-share price in excess of $3.00 and increasing the marketability and liquidity of the Company's Common Stock.

     Additionally, the Board believes that the current per-share price of the Common Stock has limited the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.

     On the Record Date the number of record holders of the Common Stock was 214 and the number of beneficial holders of Common Stock was estimated to be approximately 897. The Company does not anticipate that any Reverse Stock Split will result in a significant reduction in the number of such holders, and does not currently intend to effect any Reverse Stock Split that would result in a reduction in the number of holders large enough to jeopardize listing of the Common Stock on the SmallCap Market or the Company's being subject to the periodic reporting requirements of the Securities and Exchange Commission.

     The Reverse Stock Split would have the following effects upon the number of shares of Common Stock outstanding (37,505,434 shares as of the Record Date) assuming that no additional shares of Common Stock are issued by the Company after the Record Date and that the Reverse Stock Split is effected and without taking into account any increase in the number of outstanding shares resulting from the exercise of outstanding options. The Common Stock will continue to be $0.001 par value common stock following any Reverse Stock Split, and the number of shares of Common Stock outstanding will be reduced. The following example is intended for illustrative purposes.

        Reverse Stock                               Common Stock
           Split                                    Outstanding

         1 for 50                                    750,108

     At the Effective Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into the appropriate fraction of a share of the Company's Common Stock, $0.001 par value per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock. No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will in lieu receive one full share upon surrender of certificates formerly representing Old Common Stock held by such holder.

Federal Income Tax Consequences of the Reverse Stock Split
----------------------------------------------------------

     The following is a summary of the material federal income tax consequences of the proposed Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     1.   The reverse split will qualify as a recapitalization described in
          Section 368(a)(1)(E) of the Code.

     2. No gain or loss will be recognized by the Company in connection with the Reverse Stock Split.

     3. No gain or loss will be recognized by a shareholder who exchanges all of his shares of Old Common Stock solely for shares of New Common Stock.

     4. The aggregate basis of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of Old Common Stock surrendered in exchange therefore.

     5. The holding period of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of Old Common Stock surrendered in exchange therefor.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

Board Recommendation
--------------------

     The Board recommends a vote FOR the adoption of the Reverse Stock Split and each of the resolutions with respect thereto set forth in Exhibit B hereto.


                                   PROPOSAL 3
               PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
                        TO EFFECT THE REVERSE STOCK SPLIT

     The Board of Directors has approved a resolution, subject to Shareholder approval, to amend the Company's Articles of Incorporation to effect the Reverse Stock Split. The form of amendment (the "Amendment") to the Articles of Incorporation is attached as Exhibit B, and reference is made to the Amendment for the complete terms thereof.

     The Company's Articles of Incorporation currently authorize the issuance of 55,000,000 shares. Fifty million (50,000,000) are designated "Common Stock" and have a par value of $0.001. Five million (5,000,000) are designated "Preferred Stock" and have a par value of $0.001. As of April 16, 2001, 37,505,434 shares of Common Stock were issued and outstanding. The Amendment will not affect the total number of shares of Common Stock authorized for issuance by the Company but will effect the Reverse Stock Split.

     Fifty-two percent (52%) of the issued and outstanding shares of Common Stock are required to be present in person or in proxy at the Special Meeting. Approval of the Amendment subsequently requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present to vote either in person or in proxy at the Special Meeting. If the Reverse Stock Split and the Amendment are approved by the Shareholders, it will become effective as of the date and time it is filed with the office of the Secretary of State of Nevada. The filing will be made as soon as practicable following the approval of the Reverse Stock Split and the Amendment by the Shareholders.

Board Recommendation
--------------------

     The Board recommends a vote FOR the adoption of the Amendment to the Company's Articles of Incorporation to effect the Reverse Stock Split, and each of the Resolutions with respect thereto set forth in Exhibit B hereto.


                                   PROPOSAL 4
                           ELECTION OF TWO (2) PERSONS
                      TO SERVE AS DIRECTORS OF THE COMPANY

     The Company's directors are elected annually to serve until the next Annual Meeting of Shareholders or until their successors shall have been elected and qualified. The number of directors presently authorized by the Bylaws of the Company shall be no less than two (2) nor more than five (5).

     Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the following nominees, all of who are now members and constitute the Company's Board of Directors. The Company is advised that all nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of the Company prior to the voting, the proxy holder will vote for a substitute nominee in the exercise of his best judgment.

Information Concerning Nominees
-------------------------------

     GRANT ATKINS has been the President, Secretary and Treasurer and a Director of the Company since March 1, 2001. For the past six years, Mr. Atkins has been self-employed as a financial and project coordination consultant to clients in government and private industry. He has extensive multi-industry experience in the fields of finance, administration and business development. For the past four years, Mr. Atkins has been a director and the secretary for Intergold Corporation, an OTC Bulletin Board company, for which he has provided organization and controller duties since its formation. Mr. Atkins is also the director and president for Vega-Atlantic Corporation, an OTC Bulletin Board public company engaged in the exploration and development of gold and other minerals within the United States and internationally, and Hadro Resources, Inc., an OTC Bulletin Board public company engaged in oil and natural gas exploration and development within the United States and internationally.

     HERB ACKERMAN has been a self-employed businessman from April 1995 to September 1997 who consulted with various enterprises primarily in the mineral resources exploration fields on fundraising. From September 1997 to the present, Mr. Ackerman acts as the President of Montoro Resources Inc. listed on the Canadian Venture Exchange (CDNX), a company involved in exploration of gold, zinc and copper. In his capacity as President of Montoro Resources Inc., Mr. Ackerman administers the day-to-day operations, provides investor relations duties, arranges various financings, and seeks and evaluates general business prospects of interest. Mr. Ackerman has also been the secretary/treasurer of Vega-Atlantic Corporation, an OTC Bulletin Board public company engaged in oil and natural gas exploration and development within the United States and internationally.

Board Recommendation
--------------------

     The Board recommends a vote FOR the election of each of the two nominees for directors of the Company.


                                   PROPOSAL 5
                          RATIFICATION OF SELECTION OF
                          LABONTE & CO. AS INDEPENDENT
                        PUBLIC ACCOUNTANTS OF THE COMPANY

     The Board of Directors has selected LaBonte & Co. as independent public accountants of the Company for the fiscal year ended December 31, 2001, and has further directed that the Company submit the selection of independent public accounts for ratification by shareholders at the Special Meeting of Shareholders.

Board Recommendation
--------------------

     The Board recommends a vote FOR the ratification of the selection of LaBonte & Co. as independent public accountants of the Company for the fiscal year ended December 31, 2001.


                                     GENERAL

Other Matters
-------------

     The Board of Directors does not know of any matters that are to be presented at the Meeting of the Shareholders other than those stated in the Notice of Special Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

Shareholder Proposals
---------------------

     If any shareholder of the Company intends to present a proposal for consideration at the Special Meeting of Shareholders and desires to have such proposal included in the proxy statement and forms of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's offices, 435 Martin Street, Suite 2000, Blaine, Washington 98320, Attention: Secretary, no later than May 22, 2001.

                                          By Order of the Board of Directors


                                          Grant Atkins

                                    EXHIBIT A
                            SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT made the 2nd day of March, 2001.

BETWEEN:

     SYNCRO-DATA SYSTEMS, LTD., a British Columbia incorporated company, Incorporation No. 0353219, with a registered and records office located at 2621 Uplands Court, Coquitlam, British Columbia, V3E 2N9

                                                                   (the "Buyer")
AND:

     EDUVERSE.COM, a Nevada incorporated company with a business office located at 70 East 2nd Avenue, 2nd Floor, Vancouver, British Columbia V5T 1B1

                                                                  (the "Seller")
WHEREAS:

A. The Seller is indebted to the Buyer for advances made by the Buyer to Eduverse Dot Com Inc. ("Eduverse"), in the approximate amount of $50,000.00 USD.

B. Eduverse is indebted to the Seller for ongoing operating expenses of approximately $2.4 million CDN Funds (the "Indebtedness").

C. The Seller has agreed to assign to the Buyer the Indebtedness as partial consideration for the within transaction.

D. The Seller is the legal and beneficial owner of 1 one common share without par value in the capital of Eduverse, such shares being all of the issued and outstanding shares in the capital of the company. Eduverse is a British Columbia company, incorporated under number 0567998, which has a business office located at 70 East 2nd Avenue, 2nd Floor, Vancouver, British Columbia V5T 1B1. The total issued shares of Eduverse consist of the 1 one common share owned by the Seller.

E. The Seller has agreed to sell to the Buyer and the Buyer has agreed to buy from the Seller of all of the Seller's respective legal and beneficial interest in the shares in the capital of Eduverse on the terms and conditions as hereinafter set forth.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the promises and mutual agreements and covenants herein contained (the receipt and adequacy of such considerations hereby mutually admitted by each party), the parties hereby covenant and agree as follows:

SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
--------------------------------------------------

The Seller represents and warrants to the Buyer as representations and warranties which are true and correct as of the date hereof that:

1.1 The Seller is a company incorporated under the laws of the State of Nevada, is a reporting company, is valid and subsisting, is in good standing, and has the necessary powers to carry on the business carried on by it.

1.2 The Seller wholly owns Eduverse, a private subsidiary of the Seller. Eduverse is not a reporting company, is valid and subsisting, is in good standing and has the necessary powers to carry on the business carried on by it.

1.3 Eduverse has only issued one 1 share and that share is validly issued and outstanding as fully paid and non-assessable. This share represents all of the issued and outstanding shares in Eduverse. It is contemplated that upon completion of this transaction, the Buyer will be the sole shareholder of all Eduverse stock issued.

1.4 The Seller and Eduverse carry on business in Canada, the United States, and internationally and hold all permits, licenses and consent issued by any Federal, Provincial, State, Regional or Municipal Government or Agency thereof which are necessary or desirable in connection with the operations of the Seller and Eduverse and the ownership of their respective assets.

1.5 The Seller has due and sufficient right and authority to enter into this Agreement on the terms and conditions set out herein and to transfer legal and beneficial title and ownership of the shares to the Buyer.

1.6 No person, firm or corporation has any agreement or right capable of becoming an agreement for the purchase, subscription or issuance of any of the unissued shares in the capital of Eduverse.

1.7 The Seller covenants that Eduverse will not create any options, warrants or rights for any person to subscribe for any unissued shares in the capital stock of Eduverse.

1.8 The Directors and Officers of the Seller as at the date of this agreement are as follows:

     Name                               Position
     ----                               --------

     Grant Atkins                       President, CEO, Board Chairman, Director
     Gary Powers                        Director

1.9  The Directors and Officers of Eduverse are as follows:

     Name                               Position
     ----                               --------

     Marc Crimeni                       President, Secretary, Director

1.10 The unaudited consolidated financial statements of the Seller and Eduverse as at December 31, 2000, which are attached hereto as Schedule "A" are true and correct in every material respect and present fairly the consolidated financial position of the Seller as of December 31, 2000 and the results of its operations for the period then ended. The statements have been prepared by management in accordance with generally accepted accounting principles and there have been no material adverse changes in the financial position or condition of the Seller or its wholly owned subsidiary, Eduverse, or loss materially affecting the business or assets of the Seller or Eduverse.

1.11 There are no liabilities, contingent or otherwise, of the Seller or Eduverse other than those set out in Schedule "A" and except for normal accounts payable not exceeding a total of $1,000.00. The Seller or Eduverse has not guaranteed or agreed to guarantee, any debt, liability or other obligations of any person, firm or organization.

1.12 The Seller and Eduverse are not indebted to the Buyer or any affiliate, or to any director or officer of the Seller or Eduverse other than as set out in Schedule "A" hereto.

1.13 No dividends or other distribution on any shares in the capital of the Seller or Eduverse have been made, declared or authorized.

1.14 No payments of any kind have been made or authorized since December 31, 2000 to or on behalf of the Buyer or to or on behalf of officers, directors, and shareholders of the Seller or Eduverse except in the normal course of operations to regular employees or to employees under management agreements with the Seller.

1.15 The Memorandum and Articles of the Seller have not been altered since incorporation of the Seller.

1.16 The Memorandum and Articles of Eduverse have not been altered since incorporation of Eduverse.

1.17 All contracts, accounts receivable, accounts payable, Internet domain names, and other material operational documentation relating to Eduverse that are in the name of the Seller shall be assigned or transferred to Eduverse pursuant to Schedules "D" and "E" attached.

1.18 Eduverse does not have any contracts, agreements, pension plans, profit sharing plans, bonus plans, undertakings, or arrangements whether oral, written, or implied with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, or lawyers.

1.19 As at the date of this agreement the Seller is aware of no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Seller or Eduverse threatened against or affected by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency or any other entity.

1.20 The Seller is a resident of Nevada for matters relating to jurisdiction of taxation.

1.21 As at the date of this agreement the Seller and Eduverse are not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them.

1.22 As at the date of closing, neither the Seller nor any of its officers, directors or shareholders is now indebted or under obligation to the Seller on any account whatsoever except as set out in Schedule "A" hereto.

1.23 All material transactions of the Seller and Eduverse have been promptly and properly recorded or filed in or with its respective books and records. The minute books of the Seller and Eduverse contain all records of the meetings and proceedings of shareholders and directors thereof.

1.24 The performance of this agreement will not be in violation of the Memorandum or Articles of the Seller or of the Memorandum or Articles of Eduverse or any agreement to which the Seller or Eduverse are a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Seller or Eduverse and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of the Seller or Eduverse.

1.25 The Seller does not own, directly of indirectly, any shares or interests in any other company or firm other than the following:

     (a) M & M Marketing Systems Inc., a Nevada private Corporation wholly owned by the Seller.

1.26 The business of the Seller now and until the Closing Date will be conducted and maintained in the manner which is normal to that business.

1.27 The representations, warranties, covenants and agreements of the Seller in this agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or enquiries made by the Buyer prior to the closing or the waiver of any condition by the Buyer, the representations, warranties, covenants and agreements of the Seller shall survive the Closing Date and notwithstanding the closing of the purchase and sale herein provided for, shall continue in full force and effect.

1.28 For the purposes of this part, Intellectual Property Rights means any and all proprietary rights used or owned by Eduverse, whether registered or not provided under (i) patent law, (ii) copyright law, (iii) trade mark and trade name law, (iv) design patent, distinguishing guises or industrial design law, (v) semi-conductor chip or mask work law, or (vii) any other statutory provision or common law principle which may provide a right in either (a) ideas, formulae, algorithms, concepts, inventions or know how generally, including trade secret law, or (b) the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how; or goodwill and (c) any and all applications, registrations, licenses, sub-licenses, franchises, agreements or any other evidence of a right in any of the foregoing.

1.29 To the best of the Seller's knowledge, the Intellectual Property Rights are valid and enforceable.

1.30 There are no legal actions pending by any third party, including any governmental agency, relating to the Intellectual Property Rights or other property of Eduverse. The Seller is not aware of any adverse claim that has ever been, or is currently being, threatened against the Intellectual Property Rights or other property of Eduverse. The Seller is not aware of any claim by any Person that any of the Intellectual Property Rights are or may be invalid or unenforceable or non-distinctive of the Seller.

1.31 Eduverse is the owner of each of the Intellectual Property Rights and other property of Eduverse, and has full and exclusive right, title, and interest in each of the Intellectual Property Rights and other property of Eduverse. There are no registered or pending Intellectual Property Rights.

1.32 Eduverse has kept in strict confidence all confidential information pertaining to the Intellectual Property Rights, it has obtained written agreements from persons that it has disclosed the Intellectual Property Rights to obligating them to keep the information secret, and it has taken reasonable steps to keep all confidential information from losing its confidentiality in such a way as to bar the right to obtain registered rights in the Intellectual Property. The confidential information is not generally known.

1.33 The software used in Eduverse's business was written by employees of Eduverse in the course of their employment and is an original work. All authors have waived their moral rights in any copyrightable Intellectual Property Rights. No portion of the software uses copies or comprises the work of any third party including, without limitation, the structure, sequence or organization of any third party work and no royalty or other consideration is due to any third party arising out of the creation, copying or distribution of such software or the Intellectual Property Rights in the software.

1.34 The Seller has not granted, transferred, licensed or assigned any right or interest in either the Intellectual Property Rights or other property of Eduverse to any Person which is or could be in any way inconsistent with the rights acquired or to be acquired by the Buyer under this agreement.

1.35 The Seller has good and marketable title to, and is owner of all right, title and interest in, each of other property of Eduverse and the Intellectual Property Rights, free and clear of all encumbrances (including any restrictions on the modification or disposition thereof) of any kind whatsoever.

1.36 The Code and all printed material connected to the Software which have been or will be provided by the Seller to the Buyer shall be complete and accurate in all material respects and shall be adequate to enable the Buyer to make full use of the Software upon being provided with the Source Code.

1.37 No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required or desirable for the assignment by the Seller of the Intellectual Property Rights or other property of Eduverse.

1.38 The Seller is not aware of any third party uses of the trademarks and has not used any other trademarks, common law or otherwise, with respect to the Intellectual Property Rights other than as described in Schedule "F".

1.39 If the Intellectual Property rights are based in any way on prior works or inventions, the Seller has the legal right to use such prior works and inventions and has disclosed such rights to the Buyer.

BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
-------------------------------------------------

The Buyer represents and warrants to the Seller as representations and warranties which are true and correct as of the date hereof that:

2.1 The Buyer is a non-reporting company duly incorporated under the laws of British Columbia, validly existing, and is in good standing to carry on business in the Province of British Columbia.

2.2 There is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Buyer threatened against or affecting the Buyer at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency.

2.3 The Buyer agrees to recognize outstanding accounts payable of Eduverse as listed at February 12, 2001 and attached hereto as Schedule "C".

2.4 The Buyer agrees to recognize certain accounts payable of the Seller as listed at February 12, 2001, and attached hereto as Schedule "B" to be transferred to Eduverse, such payables to be recognized by the Buyer are listed below:

     o  ASCD
     o  Brooks Fiber Communications
     o  Dunn & Bradstreet
     o  International Market Access Inc.
     o  PAC Services
     o  SINA.com
     o  WorldCoM

2.5 The representations, warranties, covenants and agreements by the Buyer in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby shall be true at and as of the time of closing as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or enquiries made by the Seller prior to closing or the waiver of any condition by the Seller, the representations, warranties, covenants and agreements of the Buyer shall survive the Closing Date and notwithstanding the closing of the purchase and sale herein provided for, shall continue in full force and effect.

PURCHASE AND SALE
-----------------

Pursuant to the terms of this Agreement, the Buyer agrees to buy from the Seller on the terms set out herein, one share of Eduverse.

3.1 The Seller will assume the Ernst & Young account payable of Eduverse in the amount of $74,652.60 Canadian.

3.2 The Buyer has paid the ongoing expenses of Eduverse to date in the approximate amount of FIFTY THOUSAND DOLLARS ($50,000.00) the receipt of which is hereby acknowledged by the Seller.

3.3 The Buyer shall recognize certain liabilities of Eduverse as part of the share purchase including the liability of Lingo Media in the amount of $62,000 (CDN), Revenue Canada in the amount of $95,000 (CDN), and the accounts payable as per Schedule "C" herein totally $44,464.33 (CDN). The Seller understands and recognizes that Eduverse shall receive accounts receivable, contract revenue, outstanding cash in any bank account of at the date of this Agreement estimated at $900 US funds, loss carryforwards, and GST receivables.

CONDITIONS PRECEDENT TO THE PERFORMANCE BY
THE BUYER OF ITS OBLIGATIONS UNDER THIS AGREEMENT
-------------------------------------------------

4.1 The Buyer's obligations to carry out the terms of this Agreement and to complete the purchase referred to in paragraph 3 hereof are subject to the following conditions:

     (a) That on the Closing Date the warranties and representations of the Seller set forth in paragraph 1 shall be true in every particular as if such warranties and representations had been made by the Seller on the Closing Date;

     (b) That all agreements to be performed by the Seller hereunder shall have been fully performed and satisfied;

     (c) Closing Documentation - the Buyer shall have received from the Seller and, where applicable, Eduverse the following closing documentation:

          (i) A share certificate representing the share issued in the name of the respective seller duly endorsed for transfer to the Buyer;

          (ii) A certified copy of resolutions of the directors of Eduverse, authorizing the transfer of the share, the registration of the share in the name of the Buyer and the issuance of share certificate representing the share registered in the name of the Buyer;

          (iii) A share certificate registered in the name of the Buyer, signed by the authorized signatory of the Seller representing the share;

          (iv) A certified copy of the Register of Members of Eduverse showing the Buyer as the registered owner of the shares;

          (v) The corporate minute book and all other books of record of Eduverse and the corporate seal for Eduverse.

4.2 The conditions set forth in paragraph 4.1 are for the exclusive benefit of the Buyer and may be waived by the Buyer in whole or in part on or before the Closing Date, but save as so waived, the completion of the purchase and sale by the Buyer shall not prejudice or affect in any way the rights of the Buyer in respect of the warranties and representations of the Seller set forth in paragraph 1 which shall survive the closing and the payment of the purchase price.

CONDITIONS PRECEDENT TO THE PERFORMANCE OF
THE SELLER OF ITS OBLIGATION UNDER THIS AGREEMENT
-------------------------------------------------

5.1 The Seller's obligation to carry out the terms of this Agreement and to complete the purchase referred to in paragraph 3 hereof are subject to the following conditions:

     (a) That on the Closing Date the warranties and representations of the Buyer set forth in paragraph 2 shall be true in every particular as if such warranties and representations had been made by the Buyer on the Closing Date;

     (b) That all agreements to be performed by the Buyer hereunder shall have been fully performed and satisfied.

5.2 The conditions set forth in paragraph 5.1, are for the exclusive benefit of the Seller and may be waived by the Seller in whole or in part on or before the Closing Date, but save as so waived, the completion of the purchase and sale by the Seller shall not prejudice or affect in any way the rights of the Seller in respect of the warranties and representations of the Buyer set forth in paragraph 2 which shall survive the closing and the payment of the purchase price.

GENERAL PROVISIONS
------------------

6.1  Time shall be of the essence in this Agreement.

6.2 This Agreement contains the whole agreement between the Seller and the Buyer in respect of the purchase and sale contemplated hereby and there are no warranties, representations, terms and conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

6.3 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

6.4 Any notice to be given under this Agreement shall be duly and properly given if made in writing and mailed by prepaid registered post in the United States or Canada and addressed to the addresses as set out on page 1 of this Agreement and any such notice shall be deemed to be received seven days after the day of mailing except in the case of postal disruption in which case it will be deemed to be received when delivered or sent via facsimile, or at such other address as the Buyer or the Seller may, from time to time, designate by notice to the other.

6.5 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the parties hereto submit and are attorn to the jurisdiction of the Court of the Province of British Columbia.

6.6 All references to sums of money shall be deemed to refer to the legal tender of the United States of America unless otherwise specified herein.

6.7 This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such Agreement or facsimile so executed shall be deemed to be an original and such counterpart together shall constitute one and the same instrument.

6.8 If any one or more of the provision contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

CLOSING DATE
------------

7.1 The Closing Date is the closing of the purchase and sale contemplated by this Agreement and will take place at the offices of Eduverse located at 70 East 2nd Avenue, 2nd Floor, in the City of Vancouver, British Columbia on or before June 30, 2001 at the next Annual Shareholder's meeting of the Seller where such approval of the majority of shareholders of the Seller is required to authorize and complete the contemplated purchase and sale as set out herein.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals and have caused their corporate seals to be affixed in the presence of their duly authorized officers the day and year first above written.


The Corporate Seal of EDUVERSE.COM          )
was hereunto affixed in the presence of:    )
                                            )
                                            )                 (C/S)
-------------------------------             )
Authorized Signatory                        )



The Corporate Seal of SYNCRO-DATA           )
SYSTEMS, LTD. was hereunto affixed          )
in the presence of:                         )
                                            )
                                            )                 (C/S)
--------------------------------            )
Authorized Signatory                        )

                                    EXHIBIT B
                           THE REVERSE STOCK SPLIT AND
                   AMENDMENT TO THE ARTICLES OF INCORPORATION

     RESOLVED, that the Board of Directors be, and it hereby is, authorized to effect a Reverse Stock Split in accordance with the following Resolutions if the Board determines in the exercise of their discretion that a Reverse Stock Split is in the best interests of the Company and the Shareholders and that a Reverse Stock Split is likely to result in an increase in the marketability and liquidity of the Common Stock.

     FURTHER RESOLVED, that, prior to June 30, 2001, and on the condition that no other amendment to the Company's Articles of Incorporation shall have been filed subsequent to April 23, 2001, effecting a reverse stock split of the Common Stock, Article V of the Company's Articles of Incorporation be amended by substituting the following provision:

     "The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares of common stock at par value of $0.001 per share and 5,000,000 shares of preferred stock at par value of $0.001 per share.

     Common Stock. There shall be no cumulative voting, and all pre-emptive rights are denied. Each share of common stock shall entitle the holder thereof to one vote at all meetings of the stockholders. Stockholders shall not be liable to the corporation or its creditors for any debts or obligations of the corporation.

     Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's Common Stock, $0.001 par value, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into any fraction thereof, into 1/50 of a share of the Company's outstanding Common Stock, $0.001 par value (the "New Common Stock"), depending upon a determination by the Board that a Reverse Stock Split is in the best interests of the Company and the Shareholders, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof.

     From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

     Preferred Stock. The board of directors of the corporation is authorized to divide the preferred stock into as many series as the board of directors from time to time may determine, and to issue the preferred stock in such series. The board of directors shall determine the number of shares comprising each series, which number may, unless otherwise provided by the board of directors in creating such series, be increased or decreased from time to time by action of the board of directors. Each series shall be so designated, as to distinguish the shares thereof, from the shares of all other series. The board of directors shall have the authority to fix and determine the following relative rights and preferences as of the shares of any such series of preferred stock: (i) the rate of dividend, if any; (ii) whether shares can be redeemed, and if so, the redemption price and the terms and conditions of the redemption; (iii) the amount payable upon shares in the event of voluntary or involuntary liquidation; (iv) sinking fund provision, if any, for redemption or purchase of shares; (v) the terms and conditions, if any, under which shares may be converted to common stock; and (vi) the voting powers, if any."

     FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Articles of Incorporation effecting a Reverse Stock Split, notwithstanding authorization of the proposed amendment by the Shareholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the Shareholders.

                                    EXHIBIT 1
                                  EDUVERSE.COM
                         SPECIAL MEETING OF SHAREHOLDERS
                                  JUNE 1, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Eduverse.Com, a Nevada corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, dated April 26, 2001, and hereby appoints Grant Atkins with the power of substitution, as Attorney and Proxy to represent and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Shareholders, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue thereof with respect to the following matters:

     1. Approval of the Proposal regarding the sale of substantially all of the assets, which includes approval of a share purchase agreement dated March 2, 2001 between the Company and Syncro-Data Systems, Ltd. (the "Share Purchase Agreement"). The Share Purchase Agreement provides for the sale by the Company to Syncro-Data Systems, Ltd. of all of the issued and outstanding shares of common stock of Eduverse Dot. Com, Inc., the Company's wholly-owned subsidiary ("Eduverse") held by the Company.

              FOR  /___/              AGAINST  /___/          ABSTAIN  /___/


     2. Approval of the Proposal to authorize the Board of Directors to effect a Reverse Stock Split of one-for-fifty of the Company's outstanding Common Stock, depending upon a determination by the Board of Directors that a Reverse Stock Split is in the best interests of the Company and its shareholders.

              FOR  /___/              AGAINST  /___/          ABSTAIN  /___/


     3. Approval of the Proposal to amend (the "Amendment") the Company's Articles of Incorporation, as amended, which would effect the Reverse Stock Split, without having any effect upon the authorized, issued and outstanding shares of Common Stock or upon the par value of the Common Stock.

              FOR  /___/              AGAINST  /___/           ABSTAIN  /___/


     4. Election of each of the following two (2) persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders or thereafter until their successors shall have been elected and qualified:

          Grant Atkins

              FOR  /___/              AGAINST  /___/           ABSTAIN  /___/

          Herb Ackerman

              FOR /___/               AGAINST /___/            ABSTAIN /___/


     5. Ratification of the selection of LaBonte & Co. as the independent public accountants of the Company for the fiscal year ending December 31, 2001.

              FOR /___/               AGAINST /___/            ABSTAIN /___/

     6. To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

     This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR each of the above proposals and FOR the election of each of the nominees listed above to the Board of Directors and FOR the proposal to ratify the selection of LaBonte & Co. as the independent public accountants of the Company for the fiscal year ending December 31, 2001.

Dated:________________________, 2001             ________________________

     Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

   PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.